Exhibit (h)
Medley Capital Corporation
Common Stock, $0.001 par value per share

Underwriting Agreement
____, 2010
Goldman, Sachs & Co.
200 West Street
New York, NY 10282-2198
Citigroup Global Markets Inc.
338 Greenwich Street
New York, New York 10013
UBS Securities: LLC
299 Park Avenue
New York, New York 10171
As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto,
Ladies and Gentlemen:
     Medley Capital Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this underwriting agreement (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), an aggregate of [ • ] shares (the “Firm Shares”) and, at the election of the Underwriters, up to [ • ] additional shares (the “Optional Shares”) of common stock, $0.001 par value per share (“Stock”), of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 3 hereof being collectively called the “Shares”).
     On May 31, 2010, Medley Opportunity Fund LP (“MOF LP”), a Delaware limited partnership, and Medley Opportunity Fund Ltd. (“MOF Ltd.”), a Cayman Islands limited company, transferred their respective interests in five loan participations in secured loans to the companies (the “Loan Assets”) set forth under the heading “Portfolio Companies” in the Registration Statement (as defined below) to MOF I BDC LLC, a recently formed Delaware limited liability company (“MOF I BDC”), pursuant to the terms of two contribution agreements, dated May 31, 2010 (the “Loan Transfer Agreements”), by and between MOF I BDC and MOF LP and MOF I BDC and MOF Ltd., respectively, in exchange for 100% of the membership interests in MOF I BDC. On [ • ], 2010, MOF LP and MOF Ltd. transferred all of their membership interests in MOF I BDC to Medley Capital BDC LLC, a recently formed Delaware limited liability company (“Medley Capital BDC”), pursuant to the terms of the [ • ], dated [ • ], 2010 (the “Equity Contribution Agreement” and, together with the Loan Transfer Agreements, the “Formation Transaction Agreements”), by and among Medley Capital BDC, MOF LP and MOF Ltd., in exchange for 100% of the membership interests in Medley Capital BDC. As a result of the foregoing, MOF I BDC became a wholly-owned subsidiary of Medley Capital BDC.
     On [•], 2010, Medley Capital BDC filed a certificate of conversion (the “Certificate of Conversion”) with the Secretary of State of the State of Delaware and otherwise completed all action necessary for the conversion (the “Conversion”) of Medley Capital BDC from a limited liability company to a corporation, the Company, in accordance with Section 265 of the Delaware General

Corporation Law (the “DGCL”) and Section 18-216 of the Delaware Limited Liability Act (the “Delaware LLC Act”). The transactions described in this paragraph and the immediately preceding paragraph, as further described in the Registration Statement under the heading “Formation,” are hereinafter referred to as the “Formation Transactions.” For purposes of this Underwriting Agreement, unless the context otherwise requires, references to the Company shall be deemed to include Medley Capital BDC and its consolidated subsidiaries, if any, for periods prior to the consummation of the Formation Transactions.
          On May 3, 2010, the Company filed a Form N-6F Notice of Intent to be Subject to Sections 55 through 65 of the Investment Company Act of 1940 (File No. 814-0818) with the Securities and Exchange Commission (the “Commission”) under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Investment Company Act”), pursuant to which the Company notified the Commission that it intends to elect to be treated as a business development company (“BDC”). The Company filed an amendment to the above referenced Form N-6F on September 2, 2010.
          On May [ • ], 2010, the Company filed with the Commission a Form N-54A Notification of Election to be Subject to Sections 55 through 65 of the Investment Company Act of 1940 (File No.814-[ • ]) (the “Notification of Election”), pursuant to which the Company elected to be treated as a BDC. The Company intends to elect to be treated as a regulated investment company (“RIC”) (within the meaning of Section 851(a) of the Internal Revenue Code of 1986, as amended (the “Code”)) commencing with its first taxable year that it is treated as a corporation for federal income tax purposes.
          The Company has entered into an investment management agreement, dated as of [ • ], 2010 (the “Investment Management Agreement”), with MCC Advisors LLC, a Delaware limited liability company (“MCC Advisors” and, when acting in the capacity as the Company’s investment adviser pursuant to the Investment Management Agreement, the “Adviser”), which has registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (the “Advisers Act”).
          The Company has entered into an administration agreement, dated as of [ • ], 2010, (the “Administration Agreement”), with MCC Advisors (when acting in the capacity as the Company’s administrator pursuant to the Administration Agreement, the “Administrator”).
          1. The Company represents and warrants to and agrees with each of the Underwriters, and MCC Advisors represents and warrants to and agrees with each of the Underwriters, that:
          (a) A registration statement on Form N-2 (File No. 333-166491) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Commission; the Company is eligible to use Form N-2; the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 497(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 497(h) under the Act in accordance with Section 6(A)(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; and the prospectus, filed with the Commission pursuant to Rule 497(h) under the Act in accordance with Section 6(A)(a) hereof and in the form first used by the Underwriters to confirm sales of the Shares, is hereinafter called the “Prospectus”;
     (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;
     (c) For the purposes of this Underwriting Agreement, the “Applicable Time” is [ • ] p.m. (Eastern daylight time) on the date of this Underwriting Agreement. The Pricing Prospectus, as of the Applicable Time when considered together with the price to the public and number of Shares to be offered set forth on the cover of the Prospectus (such price to the public and number of Shares being referred to herein as the “Pricing Information”), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Additional Disclosure Item (as defined in Section 7 hereof) listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Additional Disclosure Item, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time when considered together with the Pricing Information, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Pricing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;
     (d) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein; there are no contracts or agreements that are required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus, or to be filed as an exhibit to the Registration Statement that have not been so described and filed as required;
     (e) Neither the Company nor MOF I BDC has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock or long-term debt of the Company or MOF I BDC or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and MOF I BDC (any such change or development is hereinafter referred to as a “Material Adverse Change”), in each such case except to the extent set forth or contemplated in the Pricing Prospectus;
     (f) The Company and MOF I BDC have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, including the Loan Assets, free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and MOF I BDC; and any real property and buildings held under lease by the Company or MOF I BDC are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or MOF I BDC; the Company and MOF I BDC own, lease or have access to all properties and other assets that are necessary to the conduct their business as described in the Registration Statement and the Pricing Prospectus;
     (g) The Formation Transactions have been consummated prior to the date hereof (and at such times described in the Pricing Prospectus and the Prospectus) on the terms and in the manner contemplated by the Formation Transaction Agreements, this Underwriting Agreement, the Pricing Prospectus and the Prospectus;
     (h) The offer, issue, sale and delivery of equity interests in MOF I BDC and the Company to MOF LP and MOF Ltd. in connection with the Formation Transactions did not require registration under the Act, and such offer, issue, sale and delivery did not violate any provision of the Investment Company Act;
     (i) Medley Capital BDC was duly formed and, at the time of its entry into the Equity Contribution Agreement and the filing of the Certificate of Conversion with the Secretary of State of the State of Delaware, validly existing and in good standing under the laws of the State of Delaware; MOF I BDC has been duly formed and, at the time of the Formation Transactions and as of the date hereof, was and is validly existing and in good standing under the laws of the State of Delaware; Medley Capital BDC and MOF I BDC had all required power and authority (limited liability company and other) necessary to effectuate the Formation Transactions, as applicable; the Formation Transactions, as applicable, did not conflict with or result in a violation of MOF I BDC’s or Medley Capital BDC’s organizational documents, or conflict with or constitute a breach or violation of, or a default under any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which MOF I BDC or Medley Capital BDC was a party or to which either of them or any of their properties or assets was bound or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over MOF I BDC or Medley Capital BDC or any of their properties so as to constitute a Material Adverse Change; all documents required under the DGCL and the Delaware LLC Act to effect the Conversion have been duly filed with the Secretary of State of the State of Delaware and conform to the requirements of the DGCL and the Delaware LLC Act; the Conversion became effective under the DGCL and the Delaware LLC Act on the date of such filing; and the Conversion was legally sufficient under the DGCL and the Delaware LLC Act to vest in the Company immediately following the effective time of the Conversion all right, title (vested by deed or otherwise under the laws of the State of Delaware) and interest in all the properties and assets of Medley Capital BDC immediately prior to such effective time;
     (j) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus and to enter into and perform its obligations under this Underwriting Agreement and the other agreements described in this Underwriting Agreement, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;
     (k) As of the date of this Underwriting Agreement, the Company has an authorized and outstanding capitalization as set forth under the heading “Pro Forma” in the section of the Pricing Prospectus entitled “Capitalization” and, as of the Time of Delivery (as defined in Section 5(a) herein), the Company shall have an authorized and outstanding capitalization as set forth under the heading “Pro Forma As Adjusted” in the section of the Pricing Prospectus entitled “Capitalization”; all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Stock contained in the Pricing Prospectus and Prospectus; and neither the Company nor MOF I BDC has issued any debt securities or entered into any agreement or arrangement relating to the issuance of any debt securities;
     (l) The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Stock contained in the Prospectus and the offer and sale of the Shares as contemplated hereby has been duly approved by all necessary corporate action; no holder of Shares will be subject to personal liability by reason of being such a holder; and the issuance of the Shares is not subject to any pre-emptive, co-sale right, rights of first refusal or other similar rights of any security holder of the Company or any other person;
     (m) The Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or other entity other than (i) 100% of the equity interests in MOF I BDC and (ii) indirectly through its ownership in MOF I BDC, the Loan Assets. Except as disclosed in the Pricing Prospectus, the Company does not control (as such term is defined in Section 2(a)(9) of the Investment Company Act) any of the corporations or other entities described in the Pricing Prospectus and the Prospectus under the captions “Portfolio Companies” (each a “Portfolio Company” and collectively, the “Portfolio Companies”). In accordance with Article 6 of Regulation S-X under the Securities Act, the Company is not currently required to consolidate the financial statements of any corporation, association or other entity with the Company’s financial statements other than MOF I BDC;
     (n) All of the outstanding membership or equity interests of MOF I BDC have been duly authorized and issued and are fully paid and nonassessable, and all outstanding membership or equity interests of MOF I BDC are owned by the Company free and clear of any security interests, claims, liens or encumbrances;
     (o) This Underwriting Agreement has been duly authorized, executed and delivered by the Company; each of the License Agreement, dated as of [ • ], 2010 (the “License Agreement”), between the Company and MCC Advisors, the Custodian Agreement, dated as of [ • ], 2010 (the “Custodian Agreement”), between the Company and the Bank of New York Mellon Corporation, the Investment Management Agreement and the Administration Agreement have been duly authorized, executed and delivered by the Company and constitute valid, binding and enforceable agreements of the Company, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally; and the Investment Management Agreement has been approved by the Company’s board of directors and stockholders in accordance with Section 15 of the Investment Company Act and contains the applicable provisions required by Section 205 of the Advisers Act and Section 15 of the Investment Company Act;
     (p) None of the execution, delivery and performance of this Underwriting Agreement, the License Agreement, the Custodian Agreement, the Investment Management Agreement or the Administration Agreement, or the consummation of transactions contemplated hereby and thereby, will (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or MOF I BDC is a party or by which the Company or MOF I BDC is bound or to which any of their properties or assets are subject, or (ii) result in any violation of the provisions of the certificate of incorporation or the bylaws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or MOF I BDC or any of their properties except, with respect to clause (i), to the extent that any such conflict, breach or violation would not result in a Material Adverse Change; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery or performance of any of this Underwriting Agreement, the License Agreement, the Investment Management Agreement or the Administration Agreement, or the consummation of the transactions contemplated hereby and thereby, except the registration under the Act of the Shares, such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws or the Financial Industry Regulatory Authority (“FINRA”) requirements in connection with the purchase and distribution of the Shares by the Underwriters and such consents, approvals, authorization, registrations or qualifications which have been obtained or effected;
     (q) Neither the Company nor MOF I BDC is in violation of its organizational documents, including certificate of incorporation, bylaws and limited liability company agreement, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;
     (r) The statements set forth in the Pricing Prospectus and Prospectus under the caption ”Description of Shares,” insofar as they purport to constitute a summary of the terms of the Stock, and under the captions “The Adviser—Investment Management Agreement,” “The Adviser—Administration Agreement,” “The Adviser—License Agreement,” “Regulation” “Tax Matters” and “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

     (s) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be a “registered management investment company”, as such term is used in the Investment Company Act;
     (t) There are no legal or governmental proceedings pending to which the Company or MOF I BDC is a party or of which any property of the Company or MOF I BDC is the subject which, if determined adversely to the Company or MOF I BDC, would individually or in the aggregate have a material adverse effect on the current or future financial position, stockholders’ equity or results of operations of the Company and MOF I BDC; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;
     (u) The Company has duly elected to be regulated by the Commission as a BDC under the Investment Company Act, and no order of suspension or revocation has been issued or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission. Such election is effective and has not been withdrawn and the provisions of the Company’s certificate of incorporation and bylaws and compliance by the Company with the investment objectives, policies and restrictions described in the Pricing Prospectus and the Prospectus will not conflict with the provisions of the Investment Company Act applicable to the Company;
     (v) Ernst & Young LLP, who have certified certain financial statements of the Company, are independent public accountants of the Company as required by the Act and the rules and regulations of the Commission thereunder. Rothstein Kass LLP, who have certified certain financial statements of MOF I BDC, are independent public accountants of MOF I BDC as required by the Act and the rules and regulations of the Commission thereunder;
     (w) The financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related notes, present fairly, in all material respects, the financial position of the Company at the dates indicated and the statement of operations, changes in net assets, cash flows and financial highlights of the Company for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved;
     (x) The financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related notes, present fairly, in all material respects, the financial position of MOF I BDC at the dates indicated and the statement of operations, changes in net assets, cash flows and financial highlights of MOF I BDC for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved;
     (y) The Company maintains a system of internal accounting and other controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization and with the investment objectives, policies and restrictions of the Company and the applicable requirements of the Investment Company Act and the Code; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets and to maintain material compliance with the books and records requirements under the Investment Company Act; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There has been (1) no material weakness (whether or not remediated) in the Company’s internal control over financial reporting (as such term is defined in Rule 13a-15 and 15d-15 of the Securities

Exchange Act of 1934, as amended (the “Exchange Act”)) and (2) no change in the Company’s internal control over financial reporting that has materially negatively affected, or is reasonably likely to materially negatively affect, the Company’s internal control over financial reporting;
     (z) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including material information pertaining to the Company’s operations and assets managed by the Adviser, is made known to the Company’s Chief Financial Officer by others within the Company and the Adviser, and such disclosure controls and procedures are effective to perform the functions for which they were established;
     (aa) The terms of the Investment Management Agreement comply in all material respects with the applicable provisions of the Investment Company Act and the Advisers Act;
     (bb) Other than the Shares, the Company has not sold any securities, the sale of which is required to be registered under the Securities Act;
     (cc) Except as disclosed in the Pricing Prospectus, there are no agreements requiring the registration under the Securities Act of, and there are no options, warrants or other rights to purchase any shares of, or exchange any securities for shares of, the Company’s capital stock;
     (dd) When the Notification of Election was filed with the Commission, it (i) contained all statements required to be stated therein in accordance with, and compiled in all material respects with the requirements of, the Investment Company Act and (ii) did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading;
     (ee) By executing the License Agreement, the Company has obtained a valid and enforceable license for, or other right to use, the trademarks (whether registered or unregistered) and trade names described in the Pricing Prospectus and the Prospectus as being licensed by it or which the Company believes are necessary for the conduct of its businesses;
     (ff) The Company and MOF I BDC maintain insurance covering their properties, operations, personnel and businesses as the Company deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and MOF I BDC and their business; all such insurance is fully in force;
     (gg) Neither the Company nor MOF I BDC has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or MOF I BDC or, to the Company’s knowledge, any other party to any such contract or agreement;
     (hh) The Company has not, directly or indirectly, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company;
     (ii) Neither the Company nor, to the Company’s knowledge, any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Pricing Prospectus or the Prospectus;

     (jj) Neither the Company nor, to the Company’s knowledge, any of its respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act, to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares;
     (kk) To the Company’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or securityholders, except as set forth in the Pricing Prospectus and the Prospectus;
     (ll) Except as disclosed in the Pricing Prospectus and the Prospectus, (i) no person is serving or acting as an officer, director or investment adviser of the Company, except in accordance with the provisions of the Investment Company Act and the Advisers Act and (ii) to the knowledge of the Company, no director of the Company is an “affiliated person” (as defined in the Investment Company Act) of any of the Underwriters;
     (mm) The operations of the Company are in compliance in all material respects with the provisions of the Investment Company Act applicable to a BDC and the rules and regulations of the Commission thereunder;
     (nn) The Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Pricing Prospectus or the Prospectus;
     (oo) None of the persons identified as “independent directors” in the Registration Statement or the Pricing Prospectus is an “interested person” as that term is defined in Section 2(a)(19) of the Investment Company Act;
     (pp) Except as described in the Registration Statement and the Pricing Prospectus, no relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers or stockholders of the Company, on the other hand, that is required to be described in the Registration Statement or the Pricing Prospectus which is not so described;
     (qq) Except as disclosed in the Registration Statement and the Pricing Prospectus, neither the Company nor the Adviser has any lending or other relationship with any affiliate of any Underwriter and the Company will not use any of the proceeds from the sale of the Shares to repay any indebtedness owed to any affiliate of any Underwriter;
     (rr) The Company intends to elect to be treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), effective as of [ • ], 2010. The Company is in compliance with the requirements of the Code necessary to qualify as a RIC. The Company intends to direct the investment of the net proceeds of the offering of the Shares and to continue to conduct its activities in such a manner as to continue to comply with the requirements for qualification as a RIC under Subchapter M of the Code;
     (ss) The Company is not aware that any executive officer of the Company plans to terminate employment with the Company or is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company;
     (tt) The Company (i) has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the Investment Company Act) by the Company, (ii) is conducting its business in compliance with all laws, rules, regulations, decisions, directives and orders, except for such failure to comply which would not, either individually or in the aggregate, reasonably be expected to, result in a Material Adverse Change and (iii) is conducting its business in compliance, in all material respects, with the requirements of the Investment Company Act;
     (uu) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA;
     (vv) The operations of the Company and MOF I BDC are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or MOF I BDC with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;
     (ww) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use any of the proceeds received by the Company from the sale of Shares contemplated by this Underwriting Agreement, or lend, contribute or otherwise make available any such proceeds to any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;
     (xx) Except as otherwise disclosed in the Pricing Prospectus and the Prospectus, and to the Company’s knowledge, each Portfolio Company is current, in all material respects, with all its obligations under the applicable loan and other agreements of which the Company or MOF I BDC are a party, no event of default (or a default which with the giving of notice or the passage of time would become an event of default) has occurred and is continuing under such agreements;
     (yy) Any statistical and market-related data included in the Pricing Prospectus or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, all such date included in the Pricing Prospectus or the Prospectus accurately reflect the materials upon which it is based or from which it was derived, and the Company has delivered true, complete and correct copies of such materials to the Representatives;
     (zz) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Pricing Prospectus and the Prospectus; and

          (aaa) No person other than the principals of MCC Advisors played a significant part in achieving the investment track record of the principals of MCC Advisors set forth in the Pricing Prospectus and the Prospectus, and such track record of the principals of MCC Advisors relates to their management of investment funds with substantially similar investment objectives and strategies to that of the Company.
          (bbb) All of the information provided to the Underwriters or to counsel for the Underwriters by the Company and, to the knowledge of the Company, its officers and directors in connection with letters, filings or other supplemental information provided to the FINRA pursuant to FINRA Conduct Rule 2310 is true, complete and correct.
     2. MCC Advisors represents and warrants to the Underwriters that:
          (a) It has not sustained since the date of its formation any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus and the Prospectus; and, since the date as of which information is given in the Pricing Prospectus and the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of MCC Advisors (any such change or development is hereinafter referred to as a “MCC Advisors Material Adverse Change”), otherwise than as set forth or contemplated in the Pricing Prospectus;
          (b) It has been duly formed and is validly existing as a limited liability company and is in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Pricing Prospectus and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;
          (c) It is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the Investment Company Act from acting under the Investment Management Agreement for the Company as contemplated by the Pricing Prospectus and the Prospectus. There does not exist any proceeding or, to its knowledge, any facts or circumstances the existence of which could lead to any proceeding which might adversely affect the registration of the Adviser with the Commission;
          (d) This Underwriting Agreement, the Investment Management Agreement, the Administration Agreement and the License Agreement have each been duly authorized, executed and delivered by MCC Advisors and constitute valid, binding and enforceable agreements of it, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally;
          (e) None of the execution, delivery and performance of this Underwriting Agreement, the Investment Management Agreement, the Administration Agreement or the License Agreement, or the consummation of the transactions contemplated hereby and thereby, will (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound or to which any of the property or assets of MCC Advisors or any of its subsidiaries is subject, or (ii) result in any violation of the provisions of its limited liability company agreement or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or any of its subsidiaries or any of its properties except, with respect to clause (i), to the extent that any such conflict, breach or violation would not result in a MCC Advisors Material Adverse Change; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery or performance of any of this Underwriting Agreement, the Investment Management Agreement, the Administration Agreement or the License Agreement, or the consummation of the transactions contemplated hereby and thereby by MCC Advisors, including the conduct of its business, except such as have been obtained under the Act, the Investment Company Act and the Advisers Act;
     (f) There are no legal or governmental proceedings pending to which it is a party or of which any of its property is the subject which, if determined adversely to it would individually or in the aggregate materially adversely affect its ability to properly render services to the Company under the Investment Management Agreement or Administration Agreement or have a material adverse effect on its current or future financial position, stockholders’ equity or results of operations and, to its knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;
     (g) It is not in violation of its limited liability company agreement or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;
     (h) It possesses all licenses, certificates, permits and other authorizations issued by appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and has not received any notice of proceeding relating to the revocation or modification of any such license, certificate, permit or authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a MCC Advisors Material Adverse Change;
     (i) The descriptions of MCC Advisors and its principals and business, and the statements attributable to it, in the Pricing Prospectus and the Prospectus do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (j) It has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Pricing Prospectus and under this Underwriting Agreement, the Investment Management Agreement and the Administration Agreement; it owns, leases or has access to all properties and other assets that are necessary to the conduct of its business and to perform the services, as described in the Pricing Prospectus and the Prospectus Supplement;
     (k) It is not aware that (i) any of its executives, key employees or significant group of employees plans to terminate employment with it or (ii) any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by its present or proposed business activities;
     (l) It maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuate by it under the Investment Management Agreement are executed in accordance with its management’s general or specific authorization; (ii) transactions for which it has bookkeeping and record keeping responsibility for under the Administration Agreement are recorded as necessary to permit preparation of the Company’s financial statements in conformity with generally accepted accounting principles and to maintain accountability for the Company’s assets; (iii) access to the Company’s assets is permitted only in accordance with its management’s general or specific authorization; and (iv) the recorded accountability for such assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;
          (m) It has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, and it is not aware of any such action being taken by any of its affiliates;
          (n) It maintains insurance covering its properties, operations, personnel and businesses as it deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect it and its businesses; all such insurance is fully in force and effect;
          (o) Neither it nor any its subsidiaries nor, to its knowledge, any director, officer, agent, employee, affiliate or other person acting on behalf of it or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA;
          (p) MCC Advisors and its subsidiaries operations are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving it or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to its knowledge, threatened;
          (q) Neither MCC Advisors nor, to the knowledge of MCC Advisors, any director, officer, agent, employee, affiliate or person acting on behalf of MCC Advisors, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Pricing Prospectus and the Prospectus; and
          (r) No person other than the Brook Taube, Seth Taube and Andrew Fentress played a significant part in achieving their investment track record set forth in the Pricing Prospectus and the Prospectus, and such track record of Brook Taube, Seth Taube and Andrew Fentress relates to their management of investment funds with substantially similar investment objectives and strategies to that of the Company; and
          (s) Neither it nor any of its subsidiaries nor, to its knowledge, any director, officer, agent, employee, affiliate or person acting on its behalf or any of its subsidiaries is currently subject to any U.S. sanctions administered by the OFAC; and it will not cause the Company to use any of the proceeds received by the Company from the sale of Shares contemplated by this Underwriting Agreement, or cause the Company to lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
          3. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $[ • ], the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 3, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.
          The Company hereby grants to the Underwriters the right to purchase at their election up to [ • ] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Underwriting Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 5 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.
          4. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.
          5. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [ • ], 2010 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.
          (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 9(k) hereof, will be delivered at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, NY (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 3:30 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Underwriting Agreement “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.
     6. (A) The Company agrees with each of the Underwriters:
          (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 497 under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Underwriting Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;
          (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;
          (c) Prior to 3:00 p.m., New York City time, on the New York Business Day next succeeding the date of this Underwriting Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any

Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;
     (d) To make generally available to the Company’s securityholders as soon as practicable, but in any event not later than 16 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);
     (e) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder, of any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to a dividend reinvestment plan described in the Pricing Prospectus), without the prior written consent of each of the Representatives; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless each of the Representatives waives, in writing, such extension; the Company will provide each of the Representatives and each stockholder subject to the Lock-Up Period pursuant to the lockup letters described in Section 9(m) with prior notice of any such announcement that gives rise to an extension of the Lock-up Period;
     (f) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company for such quarter in reasonable detail;
     (g) During a period of five years from the effective date of the Registration Statement and only to the extent not otherwise available on the Commission’s EDGAR system, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company are consolidated in reports furnished to its stockholders generally or to the Commission);
     (h) To use the net proceeds received by it from the sale of the Shares pursuant to this Underwriting Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

          (i) To use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the “Exchange”);
          (j) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;
          (k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Underwriting Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;
          (l) To use its best efforts to cause the Company to qualify for and elect, effective [ • ], 2010 to be treated as a regulated investment company under Subchapter M of the Code; and to use its commercially reasonable efforts to maintain such qualification and election in effect for each taxable year during which it is a BDC under the Investment Company Act;
          (m) The Company, during a period of two years from the effective date of the Registration Statement, will use its best efforts to maintain its status as a BDC; provided, however, the Company may change the nature of its business so as to cease to be, or to withdraw its election as, a BDC, with the approval of the board of directors and a vote of stockholders as required by Section 58 of the Investment Company Act or any successor provision;
          (n) Not to take, directly or indirectly, any action designed, or which could reasonably be expected to cause or result in, under the Exchange Act, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares;
          (o) To maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Stock;
          (p) The Company will comply with the Act, the Exchange Act and the Investment Company Act, and the rules and regulations thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Underwriting Agreement and the Prospectus; and
          (q) To use its best efforts to obtain the exemptive relief from the staff of the Commission that the Company discloses that it will seek to obtain in the Prospectus, including to permit the Company to pay 50% of the net after-tax incentive fee to MCC Advisors under the Investment Management Agreement by issuing shares of Stock to MCC Advisors.
        (B) MCC Advisors agrees with each of the Underwriters not to take, directly or indirectly, any action designed, or which could reasonably be expected to cause or result in, under the Exchange Act, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares.
          7. The Company represents and agrees that, without the prior consent of each of the Representatives, (i) it will not distribute any offering material other than the Registration Statement, the Pricing Prospectus or the Prospectus, and (ii) it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act and which the parties agree, for the purposes of this Underwriting Agreement, includes (x) any “advertisement” as defined in Rule 482 under the Act; and (y) any sales literature, materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares, including any in-person roadshow or investor presentations (including slides and scripts relating thereto) made to investors by or on behalf of the Company (the materials and information referred to in this Section 7 are herein referred to as an “Additional Disclosure Item”); any Additional Disclosure Item the use of which has been consented to by the Representatives is listed on Schedule II(a) hereto.
          8. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any agreement among Underwriters, this Underwriting Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 6A(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; (viii) fifty percent of “road show” expenses of the Company and the Underwriters (including but not limited to travel and accommodations) and (ix) all other costs and expenses incident to the performance of the Company or MCC Advisors LLC of their obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 10, 11 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.
          9. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and MCC Advisors herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and MCC Advisors shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:
          (a) The Prospectus shall have been filed with the Commission pursuant to Rule 497 under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6A(a) hereof; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Underwriting Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;
          (b) Sutherland Asbill & Brennan LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (c) Morrison & Foerster LLP, counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex I(a) hereto), dated such Time of Delivery, in form and substance satisfactory to you;
          (d) Morrison & Foerster LLP, counsel for MCC Advisors, shall have furnished to you their written opinion (a draft of such opinion being attached as Annex I(b) hereto), dated such Time of Delivery in form and substance satisfactory to you;
          (e) Morrison & Foerster LLP, counsel for counsel to MOF LP and MOF I Ltd., shall have furnished to you their written opinion (a draft of such opinion being attached as Annex I(c) hereto), dated such Time of Delivery in form and substance satisfactory to you;
          (f) At the time of the execution of this Underwriting Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Underwriting Agreement and also at such Time of Delivery, Ernst & Young LLP, the independent public accountants of the Company, and Rothstein Kass LLP, the independent public accountants for MOF I BDC, shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives;
          (g) (i) Neither the Company nor MOF I BDC shall have not sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock (other than those arising in connection with the Formation Transactions) or long-term debt of the Company or MOF I BDC or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company or MOF I BDC, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery the terms and in the manner contemplated in the Prospectus;
          (h) On or after the Applicable Time, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;
          (i) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

          (j) The Company shall have complied with the provisions of Section 6A(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Underwriting Agreement;
          (k) The Company and MCC Advisors shall have furnished or caused to be furnished to you at such Time of Delivery certificates of their respective officers satisfactory to you as to the accuracy of the representations and warranties of the Company and MCC Advisors herein at and as of such Time of Delivery, as to the performance by the Company and MCC Advisors of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (g) of this Section and as to such other matters as you may reasonably request;
          (l) The Formation Transactions shall have been consummated on the terms and in the manner contemplated by this Underwriting Agreement, the Pricing Prospectus and the Prospectus, and the Company shall be regulated as a BDC under the Investment Company Act; and
          (m) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each of the directors, officers and stockholders of the Company, substantially to the effect set forth in Section 6A(e) hereof in form and substance satisfactory to you.
     10. Indemnification.
          (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Additional Disclosure Item, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Additional Disclosure Item in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.
          (b) MCC Advisors will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Additional Disclosure Item, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred, provided, however, that MCC Advisors shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Additional Disclosure Item in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.
          (c) Each Underwriter severally (and not jointly) will indemnify and hold harmless the Company and MCC Advisors against any losses, claims, damages or liabilities to which it may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Additional Disclosure Item, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Additional Disclosure Item, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company and MCC Advisors for any legal or other expenses reasonably incurred by the Company and MCC Advisors in connection with investigating or defending any such action or claim as such expenses are incurred. The Company and MCC Advisors acknowledge that (i) the sentences related to concessions and reallowances and (ii) the paragraphs related to stabilization, syndicate covering transactions and penalty bids under the heading “Underwriting” in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus constitute the only information furnished in writing by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus.
          (d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
          (e) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and MCC Advisors on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and MCC Advisors on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations, or, in the case of indemnification pursuant to subsection (c), matters referred to in such subsection. The relative benefits received by the Company and MCC Advisors on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or MCC Advisors on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, or, in the case of indemnification pursuant to subsection (c), matters referred to in such subsection. The Company and MCC Advisors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.
          (f) The obligations of the Company and MCC Advisors under this Section 10 shall be in addition to any liability which the Company and MCC Advisors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act, to each of the partners, members, officers, directors, affiliates and agents of any Underwriter, and each broker-dealer affiliate of any Underwriter; and the obligations of the

Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and MCC Advisors and to each person, if any, who controls the Company and MCC Advisors within the meaning of the Act. No party shall be entitled to indemnification under this Section 10 if such indemnification of such party would violate Section 17(i) of the Investment Company Act.
          11. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Underwriting Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Underwriting Agreement with respect to such Shares.
          (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
          (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Underwriting Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 8 hereof and the indemnity and contribution agreements in Sections 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
          12. The respective indemnities, agreements, representations, warranties and other statements of the Company and MCC Advisors and the several Underwriters, as set forth in this Underwriting

Agreement or made by or on behalf of them, respectively, pursuant to this Underwriting Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.
          13. If this Underwriting Agreement shall be terminated pursuant to Section 11 hereof, the Company and MCC Advisors shall not then be under any liability to any Underwriter except as provided in Sections 8 and 10, hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 8 and 10 hereof.
          14. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by Goldman, Sachs & Co.
          All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 200 West Street, New York, NY 10282-2198; Attention: Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 10(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request; provided, however, that notices under subsection 6A(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives at Goldman, Sachs & Co., 200 West Street, New York, NY 10282-2198; Attention: Control Department. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
          In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
          15. This Underwriting Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and MCC Advisors and, to the extent provided in Sections 10 and 12 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Underwriting Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
          16. Time shall be of the essence of this Underwriting Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

          17. Each of the Company and MCC Advisors hereby acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Underwriting Agreement is an arm’s-length commercial transaction between the Company and MCC Advisors on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or MCC Advisors with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company or MCC Advisors except the obligations expressly set forth in this Underwriting Agreement and (iv) each of the Company or MCC Advisors has consulted its own legal and financial advisors to the extent it deemed appropriate. Each of the Company and MCC Advisors agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company and MCC Advisors in connection with such transaction or the process leading thereto.
          18. This Underwriting Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and MCC Advisors on the one hand and the Underwriters on the other, or any of them, with respect to the subject matter hereof.
          19. This Underwriting Agreement shall be governed by and construed in accordance with the laws of the State of New York.
          20. The Company, MCC Advisors and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Underwriting Agreement or the transactions contemplated hereby.
          21. This Underwriting Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
          22. Except as set forth below, no claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Underwriting Agreement (a “Claim”) may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and MCC Advisors each consents to the jurisdiction of such courts and personal service with respect thereto. The Company and MCC Advisors each hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Underwriting Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and MCC Advisors (on its behalf and, to the extent permitted by applicable law, its members and affiliates) each waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Underwriting Agreement. The Company and MCC Advisors each agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon each of the Company and MCC Advisors and may be enforced in any other courts to the jurisdiction of which any of the Company or MCC Advisors each is or may be subject, by suit upon such judgment.
[Remainder of Page Intentionally Left Blank]

          If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Medley Capital Corporation

By:

Name:
Title:

MCC Advisors LLC

By:

Name:
Title:

Accepted as of the date hereof:

Goldman, Sachs & Co.

By:

(Goldman, Sachs & Co.)

Citigroup Global Markets Inc.

By:

(Citigroup Global Markets Inc.)

UBS Securities LLC

By:

(UBS Securities LLC)

SCHEDULE I

Number of
Optional
Shares to be
	Total Number of	Purchased if
	of Firm Shares	Maximum Option
Underwriter	to be Purchased	Exercised
Goldman, Sachs & Co.
Citigroup Global Markets Inc.
UBS Securities LLC
Stifel, Nicolaus & Company, Incorporated
RBC Capital Markets Corporation
BB&T Capital Markets, a division of Scott & Stringfellow, LLC
Janney Montgomery Scott LLC
JMP Securities LLC
Gilford Securities Incorporated

Total

SCHEDULE II
(a) Additional Disclosure Item:

Opinion Annexes

Annex I(a)
Opinion of Morrison & Foerster LLP, counsel for the Company
(A)	Medley Capital BDC was duly formed and, at the time of the filing of the Certificate of Conversion with the Secretary of State of the State of Delaware, validly existing and in good standing under the laws of the State of Delaware.

(B)	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own and operate its properties and to conduct its business as described in the Pricing Prospectus and the Prospectus.

(C)	MOF I BDC has been duly formed and, at the time of its entry into the Loan Transfer Agreements and as of the date hereof, was and is validly existing as a limited liability company in good standing under the laws of the State of Delaware. MOF I BDC has the limited liability company power and authority to own and operate its properties and to conduct its business as described in the Pricing Prospectus and the Prospectus.

(D)	All of the issued shares of capital stock of the Company outstanding immediately prior to the issuance of the Shares have been duly authorized and validly issued and are fully paid and non-assessable.

(E)	The issuance and sale of the Shares by the Company have been duly authorized and, when issued and paid for in accordance with the terms of the Underwriting Agreement, such Shares will be validly issued, fully paid, and nonassessable, and will conform to the description thereof contained in the Pricing Prospectus and Prospectus.

(F)	The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(G)	Each of the Investment Management Agreement and the Administration Agreement (collectively, the “Transaction Documents”) has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery of the Transaction Documents by each of the other parties thereto, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, and other similar laws affecting the rights and remedies of creditors generally.

(H)	The Investment Management Agreement has been approved by the Board of Directors and stockholders of the Company in accordance with Section 15 of the Investment Company Act of 1940 and the rules and regulations thereunder (the “Investment Company Act”).

(I)	The execution and delivery of the Underwriting Agreement and the Transaction Documents by the Company and the performance and the compliance by the Company of its obligations thereunder, including the issuance and sale of the Shares as provided for in the Underwriting Agreement: (i) will not result in any violation of the provisions of the Certificate of Incorporation or Bylaws of the Company; (ii) will not constitute a breach of, or default by the Company under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any agreements, documents or instruments to which the Company is a party (an “Opinion Instrument”) (assuming that any prerequisite notices have been given and times for cure have elapsed without cure); (iii) will not result in any violation of any laws applicable to the Company; or (iv) will not require any consents, approvals or authorizations to be obtained by the Company, or any orders, registrations, qualifications, declarations or filings to be made by the Company, in each case, from or with any governmental or self-regulatory authority under any laws applicable to the Company, in each case, except (x) as may have been obtained or effected, (y) as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Shares by the Underwriters or (z) as may be required under the rules and regulations of the Financial Industry Regulatory Authority, Inc. in connection with the purchase and distribution of the Shares by the Underwriters.

(J)	The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Shares,” insofar as they purport to constitute a summary of the terms of the capital stock of the Company, and under the captions “The Adviser—Investment Management Agreement,” “The Adviser—Administration Agreement,” “The Adviser—License Agreement,” “Regulation” “Tax Matters,” “Formation” and “Underwriting,” insofar as they purport to describe the provisions of the laws and agreements referred to therein, are fair and accurate summaries of such terms and provisions.

(K)	The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be a “registered management investment company,” as such term is used in the Investment Company Act.

(L)	The Company has filed with the Commission, pursuant to Section 54(a) of the Investment Company Act, a “Form N-54A Notification of Election to be Subject to Sections 55 through 65 of the Investment Company Act of 1940” (the “Notice of Election”), which Notice of Election appeared on its face to be appropriately responsive in all material respects to the requirements of the Investment Company Act.

(M)	The provisions of the Company’s Certificate of Incorporation comply in all material respects with the provisions of the Investment Company Act applicable to the Company and the compliance by the Company with the investment objective, policies and strategies described in the Pricing Prospectus and the Prospectus will not conflict with the provisions of the Investment Company Act applicable to the Company.

(N)	The Loan Transfer Agreements have been duly authorized, executed and delivered by MOF I BDC; the execution and delivery of the Loan Transfer Agreements by MOF I BDC and the performance and the compliance by MOF I BDC of its obligations thereunder: (i) did not result in any violation of the provisions of the organizational or governing documents of MOF I BDC; (ii) did not result in a breach or violation of any of the terms or provisions of, or constitute a default under any agreements, documents or instruments to which MOF I BDC was or is a party (assuming that any prerequisite notices have been given and times for cure have elapsed without cure); (iii) did not result in any violation of any laws applicable to MOF I BDC; (iv) did not require any consents, approvals or authorizations to be obtained by MOF I BDC, or any registrations, declarations or filings to be made by MOF I BDC, from or with any governmental or self-regulatory authority under the laws applicable to MOF I BDC, in case, except as may have been obtained or effected; and (v) did not require any consents, approvals or authorizations to be obtained by MOF I BDC from the other parties to the agreements, documents or instruments to which it was or is a party, except as may have been obtained or effected.

(O)	The Equity Contribution Agreement has been duly authorized, executed and delivered by the Company; the execution and delivery of the Equity Contribution Agreement by the Company and the performance and the compliance by the Company of its obligations thereunder: (i) did not result in any violation of the provisions of the Certificate of Incorporation or Bylaws of the Company; (ii) did not result in a breach or violation of any of the terms or provisions of, or constitute a default under any Opinion Instrument (assuming that any prerequisite notices have been given and times for cure have elapsed without cure); (iii) did not result in any violation of any laws applicable to the Company; (iv) did not require any consents, approvals or authorizations to be obtained by the Company, or any registrations, declarations or filings to be made by the Company, from or with any governmental or self-regulatory authority under any laws applicable to the Company, in case, except as may have been obtained or effected; and (v) did not require any consents, approvals or authorizations to be obtained by the Company from the other parties to the Opinion Instruments, except as may have been obtained or effected.

(P)	It was not necessary in connection with the issuance of MOF I BDC’s membership interests by MOF I BDC pursuant to the Loan Transfer Agreements or Medley Capital BDC’s membership interests by Medley Capital BDC pursuant to the Equity Contribution Agreement to register the issuance of such membership interests under the Act.

(Q)	To our knowledge, there are no legal or governmental proceedings pending or threatened to which the Company or MOF I BDC is a party or to which the properties of the Company or MOF I BDC are subject that are required under the Act to be described in the Pricing Prospectus or the Prospectus and that are not so described.

(R)	To our knowledge, there are no agreements, documents or instruments, to which the Company is a party, required to be filed as exhibits to the Registration Statement other than those filed as exhibits thereto.

(S)	To our knowledge, the Company has not filed with the Commission any notice of withdrawal of the Notice of Election pursuant to Section 54(c) of the Investment Company Act, and, to our knowledge, no order of suspension or revocation of such election under the Investment Company Act has been issued or proceedings therefor initiated or threatened by the Commission.

(T)	To our knowledge, the issuance of the Shares will not be subject to any preemptive rights or rights of first refusal.

(U)	All limited liability company action required to be taken by Medley Capital BDC under the laws of the State of Delaware to authorize it to effectuate the Conversion has been duly and validly taken.

(V)	Upon filing of the Certificate of Conversion with the Secretary of State of the State of Delaware, the Conversion became effective with the effect stated in the Certificate of Conversion and as provided under the laws of the State of Delaware.

(W)	The Registration Statement has become effective under the Act; no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and, to our knowledge, no proceedings for such purpose have been instituted or are pending or threatened by the Commission. Any required filing of the Prospectus and any supplement thereto, pursuant to Rule 497 under the Act, has been made in the manner and within the time period required by such Rule 497.

(X)	The Registration Statement, the Pricing Prospectus and the Prospectus, as of their respective effective or issue dates, or as of the dates they were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act.

(Y)	In addition, such counsel has participated in conferences with representatives of the Underwriters and with representatives of the Company, its counsel and its accountants concerning the Registration Statement, the Pricing Prospectus and the Prospectus and has considered the matters required to be stated therein and the statements contained therein, although it has not independently verified the accuracy, completeness or fairness of such statements. Based upon and subject to the foregoing, nothing has come to such counsel’s attention that leads it to believe that (i) the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Pricing Prospectus, together with the pricing information omitted therefrom in accordance with Rule 430A under the Act, at the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Prospectus, as of its date and as of the date hereof, contained an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel has not been requested to and does not make any comment in this paragraph with respect to the financial statements and other financial information contained in the Registration Statement, the Pricing Prospectus or the Prospectus).

Annex I(b)
Opinion of Morrison & Foerster LLP, counsel for MCC Advisors
(A)	MCC Advisors is a limited liability company validly existing in good standing under the laws of the State of Delaware. MCC Advisors has the limited liability company power and authority to own and operate its properties and to conduct its business as described in the Pricing Prospectus and the Prospectus.

(B)	The Underwriting Agreement has been duly authorized, executed and delivered by MCC Advisors.

(C)	Each of the Transaction Documents has been duly authorized, executed and delivered by MCC Advisors and, assuming due authorization, execution and delivery of the Transaction Documents by each of the other parties thereto, constitutes a valid and binding agreement of MCC Advisors, enforceable against MCC Advisors, in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, and other similar laws affecting the rights and remedies of creditors generally.

(D)	MCC Advisors is duly registered as an investment adviser under the Investment Advisers Act of 1940 (the “Advisers Act”) and is not prohibited by the Advisers Act or the Investment Company Act from acting under the Investment Management Agreement as described in the Preliminary Prospectus and the Prospectus.

(E)	The Underwriting Agreement, the Investment Management Agreement and the Administration Agreement comply in all material respects with all applicable provisions of the Advisers Act and the Investment Company Act.

(F)	The execution and delivery of the Underwriting Agreement and the Transaction Documents by MCC Advisors and the performance and the compliance by MCC Advisors of its obligations thereunder: (i) will not result in any violation of the provisions of its certificate of formation or limited liability company agreement; (ii) will not constitute a breach of, or default by MCC Advisors under, any of the Transaction Documents; (iii) will not result in any violation of any laws applicable to MCC Advisors; or (iv) will not require any consents, approvals or authorizations to be obtained by MCC Advisors, or any orders, registrations, qualifications, declarations or filings to be made by MCC Advisors, in each case, from or with any governmental or self-regulatory authority under any laws applicable to MCC Advisors except as may have been obtained.

(G)	To our knowledge, there are no legal or governmental proceedings pending or threatened to which MCC Advisors is a party or to which the properties of MCC Advisors are subject that are required under the Act to be described in the Pricing Prospectus or the Prospectus and that are not so described.

Annex I(c)
Opinion of Morrison & Foerster LLP, counsel for MOF LP and MOF Ltd.
(A)	MOF LP has been duly formed and, at the time of its entry into the Formation Transaction Agreements, was validly existing in good standing under the laws of the State of Delaware.

(B)	MOF Ltd. has been duly incorporated and, at the time of its entry into the Formation Transaction Agreements, was validly existing as a corporation in good standing under the laws of the Cayman Islands.

(C)	The execution and delivery by MOF LP of the Formation Transaction Documents and the performance by MOF LP of its obligations thereunder, (i) did not result in any violation of the provisions of its organizational or governing documents; (ii) did not result in a breach or violation of any of the terms or provisions of, or constitute a default under any agreement, document or instrument to which it is a party (assuming that any prerequisite notices have been given and times for cure have elapsed without cure); (iii) did not result in any violation of any laws applicable to MOF LP; (iv) did not require any consents, approvals or authorizations to be obtained by MOF LP, or any registrations, declarations or filings to be made by MOF LP, from or with any governmental or self-regulatory authority under any laws applicable to MOF LP, except as may have been obtained or effected; and (v) did not require any consents, approvals or authorizations to be obtained by MOF LP from the holders of equity interests in MOF LP.

(D)	The execution and delivery by MOF Ltd. of the Formation Transaction Documents and the performance by MOF Ltd. of its obligations thereunder, (i) did not result in any violation of the provisions of its organizational or governing documents; (ii) did not result in a breach or violation of any of the terms or provisions of, or constitute a default under any agreement, document or instrument to which it is a party (assuming that any prerequisite notices have been given and times for cure have elapsed without cure); (iii) did not result in any violation of any laws applicable to MOF Ltd.; (iv) did not require any consents, approvals or authorizations to be obtained by MOF Ltd., or any registrations, declarations or filings to be made by MOF Ltd., from or with any governmental or self-regulatory authority under any laws applicable to MOF Ltd., except as may have been obtained or effected; and (v) did not require any consents, approvals or authorizations to be obtained by MOF Ltd. from the holders of equity interests in MOF Ltd.

(E)	MOF LP had all necessary partnership power and authority to execute and deliver the Formation Transaction Documents, and to perform its obligations thereunder.

(F)	MOF Ltd. had all necessary corporate power and authority to execute and deliver the Formation Transaction Documents, and to perform its obligations thereunder.

(G)	Each of the Formation Transaction Documents has been duly authorized, executed and delivered by MOF LP and, assuming due authorization, execution and delivery of the Formation Transaction Documents by the other parties thereto, constitutes a valid and binding agreement of MOF LP, enforceable against MOF LP, in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, and other similar laws affecting the rights and remedies of creditors generally.

(H)	Each of the Formation Transaction Documents has been duly authorized, executed and delivered by MOF Ltd. and, assuming due authorization, execution and delivery of the Formation Transaction Documents by the other parties thereto, constitutes a valid and binding agreement of MOF Ltd., enforceable against MOF Ltd., in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, and other similar laws affecting the rights and remedies of creditors generally.